UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 3, 2008

Averion International Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-50095	20-4354185
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 Turnpike Road, Southborough, Massachusetts		01772
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 508-597-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.              Costs Associated with Exit or Disposal Activities.

On December 3, 2008, the Company committed to a restructuring plan that includes a reduction in force of approximately 40 positions. The plan is intended to improve operational efficiencies and allow us to better compete in the marketplace. We expect the reduction of our workforce to be completed by August 31, 2009.

As a result of this plan, we expect to incur restructuring charges in the quarter ended December 31, 2008 related to one-time employee related costs of approximately $86,000.  The $86,000 in costs will result in future cash expenditures as follows: we estimate that $24,000 will be paid within the next month and that the remaining $62,000 will result in payments to be made over the next 9 months.

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)   On January 10, 2008, we entered into an Employment Agreement with Dr. Markus H. Weissbach, our Chief Executive Officer (the “Weissbach Employment Agreement”).  Effective December 4, 2008, we entered into an Amendment to the Weissbach Employment Agreement with Dr. Weissbach (the “Weissbach Amendment”).  Pursuant to the Weissbach Amendment, Section 3.2 of the Weissbach Employment Agreement has been amended such that (i) for calendar year 2008, the maximum annual bonus Dr. Weissbach will be eligible to receive has been reduced from one hundred percent (100%) to seventy five percent (75%) of his then in effect base salary; and (ii) for calendar year 2009 and thereafter, the maximum annual bonus Dr. Weissbach will be eligible to receive has been reduced from one hundred percent (100%) to fifty percent (50%) of his then in effect base salary.  The remainder of the Weissbach Employment Agreement remains unchanged and continues in full force and effect.

A copy of the Weissbach Amendment is attached as Exhibit 10.61 to this Current Report on Form 8-K.

FORWARD LOOKING STATEMENTS - Included in this Current Report on 8-K and the press release are “forward-looking statements.” Statements in this Current Report on 8-K and the press release that are forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions.  Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations reflected in such forward-looking statements will prove to have been correct. Our actual results could differ materially from those anticipated in the forward-looking statements. We refer you to the cautionary statements and risk factors set forth in the documents we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-KSB.  We are not under any obligation (and expressly disclaims any obligation) to update or alter our forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01.              Financial Statements and Exhibits

(d)	Exhibits.

	10.61	Amendment, dated December 4, 2008, to Employment Agreement, dated January 10, 2008, by and between Averion International Corp. and Dr. Markus Weissbach

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Averion International Corp.

	By:	/s/ Dr. Markus Weissbach
Dr. Markus Weissbach
Chief Executive Officer

Dated: December 4, 2008